UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Viking Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43378	98-193516
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Third Avenue, 18th Floor New York, NY 10022 (917) 423-7931	10022
(Zip Code)

(917) 423-7931

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	VII U	The New York Stock Exchange
Class A ordinary shares, $0.0001 par value	VII	The New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	VII WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed by the Company in its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2026 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on July 6, 2026, resulting in the issuance of an aggregate 23,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”), and one-third of one redeemable warrant of the Company (a “Public Warrant”), with each whole Public Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, and the IPO generated gross proceeds to the Company of $230,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale and issuance of an aggregate of 610,000 private placement units (the “Private Placement Units”), consisting of the sale and issuance of (i) 300,000 Private Placement Units to Viking Acquisition Sponsor II, LLC (the “Sponsor”) at a price of $10.00 per unit under the Private Placement Units Purchase Agreement, by and between the Company and the Sponsor, generating gross proceeds to the Company of $3,000,000 and (ii) 310,000 Private Placement Units to Cohen & Company Capital Markets, a Division of Cohen & Company Securities, LLC (“Cohen”) at a price of $10.00 per unit under the Underwriter Private Placement Units Purchase Agreement, by and between the Company and Cohen, generating gross proceeds to the Company of $3,100,000, for aggregate gross proceeds to the Company of $6,100,000. Each Private Placement Unit consisted of one Ordinary Share and one-third of one redeemable warrant of the Company (a “Private Placement Warrant”), with each whole Private Placement Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Private Placement Units (and underlying securities) are identical to the Units sold in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A total of $230,000,000, consisting of the entirety of the proceeds received by the Company after deduction for commissions from the IPO and some proceeds from the sale of the Private Placement Units, were placed in a U.S.-based trust account at JPMorgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination (including the release of funds to pay any amounts due to any public shareholders who properly exercise their redemption rights in connection therewith), (b) the redemption of any public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of the Company’s public shares if the Company does not complete an initial business combination within the completion window or (B) with respect to any other provision relating to the rights of holders of Ordinary Shares or pre-initial business combination activity, or (c) the redemption of the Company’s public shares if the Company is unable to complete its initial business combination within the completion window, subject to applicable law.

An audited balance sheet as of July 6, 2026, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement Units has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Balance Sheet of Viking Acquisition Corp. II as of July 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ACQUISITION CORP. II

Dated: July 10, 2026	By:	/s/ Håkan Wohlin
Håkan Wohlin
Chief Executive Officer

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